UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 22, 2015

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 628-1670

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 22, 2015, the Company sold an aggregate of 5,583,847 shares (the “Shares”) with gross proceeds to the Company of $89,341 to a certain accredited investor (the “Investor”) pursuant to a subscription agreement (the “Subscription Agreement”). The proceeds from this offering will be used primarily for general corporate purposes.

Each Share was sold for a purchase price of $0.016 per Share and consisted of one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). In connection with the private placement, the Company issued an aggregate of 5,583,847 shares of its Common Stock.

The foregoing is not a complete summary of the terms of the offering described in this Item 3.02 and reference is made to the complete text of the Subscription Agreement attached as Exhibits 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2015, and hereby incorporated by reference.

The Shares were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No .	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 22, 2015

BULLFROG GOLD CORP.

By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer